                                                                     EXHIBIT 3.5

                                   8601080018
                                                                    FILED

                                                               APR 18 1988 9AM
                                                               /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                          CERTIFICATE 0F INCORPORATION

                                       OF

                  MEDIQ Diagnostic and Treatment Centers. Inc.

1.    The name of the Corporation is MEDIQ Diagnostic and Treatment Centers,
      Inc.

2. The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares of common stock; each such share shall have Ten Dollars ($10.00) par value.

5.    The name and mailing address of each incorporator is as follows:


                 NAME                           ADDRESS
                 ----                           -------

              Lee Lieberman                     103 Springer Building
                                                3411 Silverside Road
                                                Wilmington, Delaware 19810

              Harold F. Kalbach, Jr.            103 Springer Building
                                                3411 Silverside Road
                                                Wilmington, Delaware 19810


6.    The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

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9.    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 17th day of April, 1986.


                                        /s/ Lee Lieberman
                                        ---------------------------
                                        Lee Lieberman


                                        /s/ Harold F. Kalbach, Jr.
                                        ---------------------------
                                        Harold F. Kalbach, Jr.


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                                   8601280076
                                                                    FILED

                                                               MAY 8 1988 9AM
                                                               /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                            CERTIFICATE OF CORRECTION

                          CERTIFICATE OF INCORPORATION

                   MEDIQ DIAGNOSTIC AND TREATMENT CENTERS, INC

            WHEREAS, the Certificate of Incorporation for MEDIQ Diagnostic and Treatment Centers, Inc. was filed with the Secretary of State, Dover, Delaware, on April 19, 1986, and said Certificate incorrectly designated in Paragraph 1 that the name of the Corporation is MEDIQ Diagnostic and Treatment Centers, Inc.

            THEREFORE, in order to correct the Certificate of Incorporation, Paragraph 1 is restated to read as follows:

            "1. The name of the Corporation is MEDIQ Diagnostic & Treatment Centers Inc."

            IN WITNESS WHEREOF, we have hereunto set our respective hand this 6th day of May, 1986.


                           Lee Lieberman
                           ------------------------------------
                           Lee Lieberman, Incorporator


                           Harold F. Kalbach, Jr.
                           ------------------------------------
                           Harold F. Kalbach, Jr., Incorporator


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                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 10:00 AM 10/30/1992
                                                        923095022 -- 2088721

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

            MEDIQ Diagnostic & Treatment Centers Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of MEDIQ Diagnostic & Treatment Centers Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

      "The name of the corporation is MEDIQ Diagnostic Centers Inc."

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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      IN WITNESS WHEREOF, said MEDIQ Diagnostic & Treatment Centers Inc. has caused this certificate to be signed by James F. Corey, it's Vice-President and attested by Alan S. Einhorn, its Assistant Secretary, this 27th day of October, 1992.

                         MEDIQ Diagnostic & Treatment Centers Inc.


                         By /s/ James F. Corey
                            --------------------------------------
                            James F. Corey
                            Vice President

ATTEST:


By /s/ Alan S. Einhorn
----------------------------------------
   Alan S. Einhorn
   Assistant Secretary